Castlight Health Announces First Quarter 2016 Results

Total Revenue of $22.7 Million, Up 42% Year Over Year

SAN FRANCISCO - May 10, 2016 - Castlight Health, Inc. (NYSE:CSLT), a leading health benefits platform provider, today announced results for its first quarter ended March 31, 2016.

“During the first quarter, we continued to make progress on key initiatives such as developing channel and ecosystem relationships, as well as successfully deploying our solutions including our newest products. As such, we were able to exceed our first quarter revenue guidance and improve our gross margins. However, the closing of deals is taking longer than we expected and we are moderating our ARR growth expectations for the year," said Giovanni Colella, M.D., co-founder and chief executive officer of Castlight Health. “We are instituting a cost reduction program designed to reduce our operating expenses to further lower our operating losses and help enable us to achieve our goal of being cash flow break-even by mid-2017. At the same time, we plan to maintain investments in innovation and customer success that we believe will power our long-term growth on a sustained basis.”

Financial Performance for the Three Months Ended March 31, 2016

•	Total revenue for the first quarter of 2016 was $22.7 million, an increase of 42% from the first quarter of 2015. Subscription revenue was $21.0 million, an increase of 41% on a year-over-year basis.

•
Gross margin for the first quarter of 2016 was 59.3%, compared to a gross margin of 55.0% in the first quarter of 2015. Non-GAAP gross margin for the first quarter of 2016 was 62.9% compared to a non-GAAP gross margin of 58.1% in the first quarter of 2015.

•
Operating loss for the first quarter of 2016 was $21.4 million, compared to an operating loss of $19.7 million in the first quarter of 2015. Non-GAAP operating loss for the first quarter of 2016 was $13.0 million, compared to a non-GAAP operating loss of $16.1 million in the first quarter of 2015.

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Net loss per basic and diluted share was $0.22 in the first quarter of 2016, compared to a net loss per basic and diluted share of $0.21 in the first quarter of 2015. The non-GAAP net loss per basic and diluted share for the first quarter of 2016 was $0.13, compared to a net loss per basic and diluted share of $0.17 in the first quarter of 2015. For both GAAP and non-GAAP purposes, the weighted average basic and diluted share count for the first quarter of 2016 was 96.3 million compared to 91.8 million in the first quarter of 2015.

•
Total cash, cash equivalents and marketable securities were $120.5 million at the end of the first quarter of 2016. Cash used in operations for the first quarter of 2016 was $14.0 million, compared to $13.2 million used in operations in the first quarter of 2015.

A reconciliation of GAAP to non-GAAP results has been provided in this press release in the accompanying tables. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures”.

Business Outlook

Q2 2016 Guidance: Revenue for the company’s second quarter is expected to be $22.8 million to $23.1 million. We expect to generate a non-GAAP operating loss in the range of $12.5 million to $13.5 million and a non-GAAP net loss per share of $0.13 to $0.14 based on 97 million weighted average basic and diluted shares outstanding.

Full Year 2016 Guidance: Revenue for the company’s full year 2016 is expected to be in the range of $99.0 million to $102.0 million, an increase of 31% - 35% year-over-year. Non-GAAP operating loss is expected to be in the range of $40.0 million to $42.0 million. Non-GAAP net loss per share is expected to be in the range of $0.41 to $0.43 based on 97 million to 98 million weighted average basic and diluted common shares outstanding.

The company’s revised non-GAAP operating loss guidance reflects the expected financial impact of the reduction in force effective in the second quarter of 2016.

For both the second quarter and the full year 2016, non-GAAP guidance excludes the effects of stock-based compensation expense, capitalization and amortization of internal-use software, and the impact of the restructuring charge expected to be taken in the second quarter of 2016.

Quarterly Conference Call

Castlight Health will host a conference call to discuss its first quarter 2016 results today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company's Investor Relations website at http://ir.castlighthealth.com. In addition, an archive of the webcast can be accessed through the same link. Participants who choose to call in to the conference call can do so by dialing 1-877-201-0168. The conference ID number is 86434239. A replay will be available for one week at 1-855-859-2056, passcode 86434239.

About Castlight Health

Our mission is to empower people to make the best choices for their health and to help companies make the most of their health benefits. We offer a health benefits platform that engages employees to make better healthcare decisions and can guide them to the right program, care, and provider. The platform also enables benefit leaders to communicate and measure their programs while driving employee engagement with targeted, relevant communications. Castlight has partnered with enterprise customers, spanning millions of lives, to improve healthcare outcomes, lower costs, and increase benefits satisfaction.

For more information visit www.castlighthealth.com. Follow us on Twitter and LinkedIn and Like us on Facebook.

Non-GAAP Financial Measures

To supplement Castlight Health’s financial statements presented in accordance with generally accepted accounting principles (GAAP), we also use and provide investors and others with non-GAAP measures of certain components of financial performance, including non-GAAP gross margin, non-GAAP operating expense, non-GAAP operating loss, non-GAAP net loss and non-GAAP net loss per share. These non-GAAP financial measures differ from GAAP financial measures in that they exclude stock-based compensation, warrant expense, litigation settlement, capitalization and amortization of internal-use software and the associated tax impact of these items, where applicable.

We believe that these non-GAAP financial measures provide useful supplemental information to investors and others, facilitate the analysis of the company’s core operating results and comparison of operating results across reporting periods, and can help enhance overall understanding of the company’s historical financial performance.

We have provided a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure, except that we have not reconciled our non-GAAP operating loss and net loss per share guidance for the second quarter of 2016 and full year 2016 to comparable GAAP operating loss and net loss per share guidance because we do not provide guidance for stock-based compensation expense and capitalization and amortization of internal-use software, which are reconciling items between GAAP and non-GAAP operating loss. The factors that may impact our future stock-based compensation expense and capitalization and amortization of internal-use software are out of our control and/or cannot be reasonably predicted, and therefore we are unable to provide such guidance without unreasonable effort.

These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Castlight Health encourages investors and others to review the company’s financial information in its entirety and not rely on a single financial measure.

Safe Harbor For Forward-Looking Statements

This press release contains forward-looking statements about Castlight Health’s expectations, plans, intentions, and strategies, including, but not limited to, statements regarding Castlight Health’s second quarter and 2016 full year projections, our expectations for future performance of our business, market growth and business conditions, future innovation by the company and future developments with respect to the digital healthcare industry. Statements including words such as “anticipate,” “believe,” “estimate,” “will,” “continue,” “expect,” or “future,” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties include those described in Castlight Health’s documents filed with or furnished to the Securities and Exchange Commission. All forward-looking statements in this press release are based on information available to Castlight Health as of the date hereof. Castlight Health assumes no obligation to update these forward-looking statements.

Copyright 2016 Castlight Health, Inc. Castlight Health® is the registered trademark of Castlight Health, Inc. Other company and product names may be trademarks of the respective companies with which they are associated.

CASTLIGHT HEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	As of
	March 31, 2016	December 31, 2015
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$35,111	$19,150
Marketable securities	85,385	101,274
Accounts receivable, net	14,033	12,751
Deferred commissions	4,627	5,438
Prepaid expenses and other current assets	4,314	3,772
Total current assets	143,470	142,385
Property and equipment, net	6,612	6,896
Marketable securities, noncurrent	—	13,335
Restricted cash, noncurrent	1,000	1,000
Deferred commissions, noncurrent	4,861	4,923
Other assets	4,669	4,735
Total assets	$160,612	$173,274
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,105	$3,384
Accrued expenses and other current liabilities	7,111	4,550
Accrued compensation	5,249	11,477
Deferred revenue	31,622	26,590
Total current liabilities	48,087	46,001
Deferred revenue, noncurrent	6,902	7,522
Other liabilities, noncurrent	1,761	1,397
Total liabilities	56,750	54,920
Stockholders’ equity	103,862	118,354
Total liabilities and stockholders’ equity	$160,612	$173,274

CASTLIGHT HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2016	2015
Revenue:
Subscription	$21,037	$14,906
Professional services	1,680	1,045
Total revenue	22,717	15,951
Cost of revenue:
Cost of subscription (1)	4,136	2,519
Cost of professional services (1)	5,113	4,653
Total cost of revenue	9,249	7,172
Gross profit	13,468	8,779
Operating expenses:
Sales and marketing (1)	16,282	16,463
Research and development (1)	10,085	6,594
General and administrative (1)	8,545	5,463
Total operating expenses	34,912	28,520
Operating loss	(21,444)	(19,741)
Other income, net	89	98
Net loss	$(21,355)	$(19,643)
Net loss per share, basic and diluted	$(0.22)	$(0.21)
Weighted-average shares used to compute basic and diluted net loss per share	96,291	91,786
_______________________

(1)	Includes stock-based compensation expense as follows:

	Three Months Ended March 31,
	2016	2015
Cost of revenue:
Cost of subscription	$108	$33
Cost of professional services	477	425
Sales and marketing	2,235	1,751
Research and development	1,405	633
General and administrative	1,269	1,027

CASTLIGHT HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Three Months Ended March 31,
	2016	2015
Operating activities:
Net loss	$(21,355)	$(19,643)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	783	454
Stock-based compensation	5,494	3,869
Amortization of deferred commissions	1,162	857
Accretion and amortization of marketable securities	176	443
Changes in operating assets and liabilities:
Accounts receivable	(1,282)	609
Deferred commissions	(289)	(638)
Prepaid expenses and other assets	36	30
Accounts payable	605	1,512
Accrued expenses and other liabilities	(3,732)	(4,403)
Deferred revenue	4,412	3,721
Net cash used in operating activities	(13,990)	(13,189)
Investing activities:
Purchase of property and equipment	(466)	(887)
Purchase of marketable securities	(29,486)	(13,034)
Sales of marketable securities	—	5,000
Maturities of marketable securities	58,637	30,180
Net cash provided by investing activities	28,685	21,259
Financing activities:
Proceeds from the exercise of stock options	1,266	1,640
Payments of deferred financing costs	—	(94)
Net cash provided by financing activities	1,266	1,546

Net increase in cash and cash equivalents	15,961	9,616
Cash and cash equivalents at beginning of period	19,150	17,425
Cash and cash equivalents at end of period	$35,111	$27,041

CASTLIGHT HEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2016	2015	2015
Gross profit:
GAAP gross profit subscription	$16,901	$16,048	$12,387
GAAP gross margin subscription	80.3%	80.5%	83.1%
Stock-based compensation expense	108	87	33
Amortization of internal-use software	244	124	24
Non-GAAP gross profit subscription	$17,253	$16,259	$12,444
Non-GAAP gross margin subscription	81.9%	81.6%	83.5%
GAAP gross loss professional services	$(3,433)	$(4,388)	$(3,608)
GAAP gross loss percentage professional services	(204)%	(318)%	(345)%
Stock-based compensation expense	477	653	425
Capitalization of internal-use software	—	(30)	—
Non-GAAP gross loss professional services	$(2,956)	$(3,765)	$(3,183)
Non-GAAP gross loss percentage professional services	(176)%	(272)%	(305)%
GAAP gross profit	$13,468	$11,660	$8,779
GAAP gross margin	59.3%	54.7%	55.0%
Impact of non-GAAP adjustments	829	834	482
Non-GAAP gross profit	$14,297	$12,494	$9,261
Non-GAAP gross margin	62.9%	58.6%	58.1%
Operating expense:
GAAP sales and marketing	$16,282	$16,579	$16,463
Stock-based compensation expense	(2,235)	(1,822)	(1,751)
Non-GAAP sales and marketing	$14,047	$14,757	$14,712
GAAP research and development	$10,085	$8,224	$6,594
Stock-based compensation expense	(1,405)	(1,154)	(633)
Capitalization of internal-use software	—	620	282
Non-GAAP research and development	$8,680	$7,690	$6,243
GAAP general and administrative	$8,545	$5,983	$5,463
Stock-based compensation expense	(1,269)	(1,069)	(1,027)
Litigation Settlement	(2,735)	—	—
Non-GAAP general and administrative	$4,541	$4,914	$4,436
GAAP operating expense	$34,912	$30,786	$28,520
Impact of non-GAAP adjustments	(7,644)	(3,425)	(3,129)
Non-GAAP operating expense	$27,268	$27,361	$25,391
Operating loss:
GAAP operating loss	$(21,444)	$(19,126)	$(19,741)
Impact of non-GAAP adjustments	8,473	4,259	3,611
Non-GAAP operating loss	$(12,971)	$(14,867)	$(16,130)
Net loss and net loss per share:
GAAP net loss	$(21,355)	$(19,058)	$(19,643)
Total pre-tax impact of non-GAAP adjustments	8,473	4,259	3,611
Income tax impact of non-GAAP adjustments	—	—	—
Non-GAAP net loss	$(12,882)	$(14,799)	$(16,032)
Basic and Diluted net loss per share
GAAP	$(0.22)	$(0.20)	$(0.21)
Non-GAAP	$(0.13)	$(0.16)	$(0.17)
Shares used in basic and diluted net loss per share computation	96,291	94,969	91,786

Investor Contact:
Ann Hickey
ir@castlighthealth.com
415-829-1400
Media Contact:
Jim Rivas
press@castlighthealth.com
415-829-1568